Exhibit 99

Velocity Financial, Inc. Reports Second Quarter 2021 Results

Second Quarter Highlights:

  Net income of $9.45 million and Core income(1) of $8.45 million; diluted EPS of $0.28 and Core diluted EPS of $0.25
  Core diluted EPS(1) increased 24% sequentially to $0.25 per share in 2Q21 from $0.20 in 1Q21
  Loan production volume increased 10.07% Q/Q and totaled $256.51 million in unpaid principal balance (UPB), driven by growth in Traditional Commercial and Short-Term products and continued strong demand for Investor 1-4 Rental loans
  Portfolio net interest margin of 4.83%
  Book value per common share of $11.62 as of June 30, 2021
  Loans held for investment (HFI) UPB of $2.07 billion as of June 30, 2021
  Nonaccrual loans as a percentage of HFI loans was 15.30% as of June 30, 2021
  2Q21 nonperforming loan (NPL) resolutions totaled $59.3 million in UPB, realizing 103.9% of UPB resolved
  VEL added to the Russell 2000 and 3000 indices in June

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--August 5, 2021--Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company) reported net income of $9.45 million and core income of $8.45 million for 2Q21, compared to net income of $3.40 million and core income of $6.72 million, respectively, in 1Q21. Earnings and core earnings per diluted share were $0.28 and $0.25, respectively, in 2Q21, compared to earnings per diluted share of $0.10 and core earnings per diluted share of $0.20, respectively, in 1Q21. Book value per common share was $11.62 as of June 30, 2021, compared to $11.12 as of March 31, 2021.

“Our results this quarter demonstrate the resilience of Velocity’s business model and the ability of our platform to deliver strong financial results,” said Chris Farrar, President and CEO.

“The U.S. economy improved significantly during the quarter and has driven renewed interest from investors looking to participate in the strong real estate markets across the country. The changes in housing demand that have occurred over the past 15 months have heightened the importance of Velocity’s role in providing business purposed financing to creditworthy borrowers who fall outside of the credit guidelines of traditional banks, and we continue to evolve our product offerings to meet the unique needs of our clients. Our team of talented and highly skilled mortgage professionals has done an exceptional job achieving this objective, and I am very optimistic about the growth opportunities for Velocity going forward.”

Second Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	2Q 2021	1Q 2021	$ Variance	% Variance
Pretax income	$12,885	$4,604	$8,281	180%
Net income	$9,453	$3,396	$6,057	178%
Diluted earnings per share	$0.28	$0.10	$0.18	174%
Core income(1)	$8,453	$6,722	$1,731	26%
Core diluted earnings per share(1)	$0.25	$0.20	$0.05	24%
Pretax return on equity	22.57%	8.27%	n.a.	173%
Net interest margin - portfolio	4.83%	4.10%	n.a.	18%
Net interest margin - total company	3.98%	2.59%	n.a.	54%
Average common equity	$228,314	$222,810	$5,504	2%
(1) Core income and Core diluted earnings per share are non-GAAP measures. Please see the reconciliation to GAAP net income at the end of this release.

Discussion of results:

  Net income for 2Q21 totaled $9.45 million, an increase from $3.40 million in 1Q21, driven by higher interest income resulting from strong resolutions of nonperforming loans and HFI portfolio growth
  ‒ GAAP net income in 2Q21 included $6.98 million of interest income from the realization of contractual interest, default interest, and prepayment fees on nonperforming loans in 2Q21, a 59% increase from 1Q21
  Core income for 2Q21 totaled $8.45 million, which reflects the exclusion of $1.00 million from an improvement in the macroeconomic loan loss forecast
  Portfolio NIM in 2Q21 was 4.83%, a 73 bps increase from 4.10% in 1Q21, driven by an increase in interest income received from nonperforming loans and 20 bps decrease in the weighted average cost of funds
  The pretax return on equity was 22.57% in 2Q21, an increase from 8.27% for 1Q21

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	2Q 2021	1Q 2021	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$1,019	$985	$26	3%
Mixed Use	293	275	16	6%
Multi-Family	184	183	1	0%
Retail	183	178	6	3%
All Other	384	370	10	4%
Total	$2,062	$1,991	$59	4%
Held for Sale
Investor 1-4 Rental	$8	$-	$(13)	n.m.
Total Managed Loan Portfolio UPB	$2,070	$1,991	$80	4%
Key loan portfolio metrics:
Total loan count	6,125	5,935
Weighted average loan to value	66.70%	66.28%
Weighted average total portfolio yield	8.90%	8.41%
Weighted average portfolio debt cost	4.81%	5.01%
n.m. - non meaningful

Discussion of results:

  Velocity’s total loan portfolio was $2.07 billion in UPB as of June 30, 2021, a 3.99% increase from $1.99 billion in UPB as of March 31, 2021
  ‒ HFI portfolio growth driven by solid production activity, partially offset by higher prepayment activity and loan sales
  The weighted average total portfolio yield was 8.90% in 2Q21, an increase of 49 bps from 1Q21, primarily driven by the increased realization of delinquent and default interest from nonperforming loan resolutions and improved portfolio performance
  Portfolio related debt cost in 2Q21 was 4.81%, a decrease of 20 bps from 1Q21, primarily driven by the issuance of Velocity’s VCC 2021-1 securitization in 2Q21, at a weighted average cost of 1.73%
LOAN PRODUCTION VOLUMES
($ in millions)	2Q 2021	1Q 2021	$ Variance	% Variance
Investor 1-4 Rental	$147	$149	$(2)	(1)%
Traditional Commercial	95	84	11	12%
Short-term loans	15	-	15	n.m.
Total loan production	$257	$233	$23	10%
n.m. - non meaningful

Discussion of results:

  Loan production in 2Q21 totaled $256.51 million in UPB, a 10.07% increase from $233.04 million in UPB in 1Q21
  ‒ Driven by the re-introduction of short-term loans to the production mix and growth of long-term traditional commercial loan production
  Loan origination volume in July 2021 totaled $104.4 million in UPB
CREDIT PERFORMANCE INDICATORS
($ in thousands)	2Q 2021	1Q 2021	$ Variance	% Variance
Nonperforming loans(1)	$315,542	$335,048	$(19,506)	(6)%
Nonperforming loans % total HFI Loans	15.30%	16.83%	n.a.	(9)%
Total Charge Offs (trailing 6 months)(2)	$986.40	$377.14	$609	162%
Charge-offs as a % of Avg. Nonperforming loans(3)	0.59%	0.23%	n.a.	157%
Loan Loss Reserve	$3,963	$5,881	$(1,918)	(33)%
(1) Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(2) $420.47 thousand of the 2Q21 charge-off amount was related to one loan that transferred to REO.
(3) Annualized

Discussion of results:

  Nonperforming loans totaled $315.54 million as of June 30, 2021, or 15.30% of loans HFI, compared to $335.05 million as of March 31, 2021, or 16.83% of loans HFI
  ‒ The quarter-over-quarter improvement was driven by resolution of 17.37% of nonperforming loan UPB as of March 31, 2021, 10.58% through payoff and 6.79% were brought back to performing (accrual) status. These resolutions in 2Q21 realized all delinquent contractual interest in addition to default interest and prepayment fees.
  Charge-offs in 2Q21 totaled $917.6 thousand compared to $68.78 thousand in 1Q21
  ‒ Nearly half, or $420.47 thousand of the 2Q21 charge-off amount was related to one loan that transferred to REO, all or part of which could be recovered upon sale of the REO
  The reserve for loan losses was $3.96 million as of June 30, 2021, compared to $5.88 million as of March 31, 2021
  ‒ The recovery of loan loss provision in 2Q21 reflects an improvement in the macroeconomic component of the loan loss reserve resulting from a more optimistic outlook for the U.S. economy
  Capitalized interest recovered on COVID forbearance loans granted a deferral through the end of 2Q21 totaled $1.27 million, with a remaining balance of $7.37 million as of June 30, 2021. None of the capitalized interest has been forgiven.

NET REVENUES
($ in thousands)	2Q 2021	1Q 2021	$ Variance	% Variance
Interest income	$44,978	$40,707	$4,271	10.49%
Interest expense - portfolio related	(20,566)	(20,832)	266	(1)%
Interest expense - corporate debt	(4,309)	(7,350)	3,041	(41)%
Net Interest Income	$20,103	$12,525	$7,578	61%
Loan loss provision	1,000	(105)	1,105	n.m.
Gain on loan sales	2,391	2,839	(448)	(16)%
Other Operating (loss) income	41	(38)	79	n.m.
Total Net Revenues	$23,535	$15,221	$8,314	55%
n.m. - non meaningful

Discussion of results:

  Net revenue was $23.53 in 2Q21, a 54.62% increase from the prior quarter driven by the increased realization of delinquent and default interest from strong nonperforming loan resolution activity
  ‒ Net interest income in 1Q21 included $3.33 million of nonrecurring interest expense from the refinancing of our corporate debt
OPERATING EXPENSES
($ in thousands)	2Q 2021	1Q 2021	$ Variance	% Variance
Compensation and employee benefits	$4,546	$5,186	$(640)	(12)%
Rent and occupancy	430	463	(33)	(7)%
Loan servicing	1,922	1,867	55	3%
Professional fees	795	533	262	49%
Real estate owned, net	1,039	509	530	104%
Other expenses	1,918	2,059	(141)	(7)%
Total expenses	$10,650	$10,617	$33	0%

Discussion of results:

  Operating expenses in 2Q21 were essentially unchanged from the prior quarter, with a 12% quarter-over-quarter decrease in compensation and employee benefits, offset by higher costs to maintain the real estate owned (REO) portfolio and professional fees for public company reporting requirements

SECURITIZATIONS
	Securities	Balance at		Balance at
Trusts	Issued	6/30/2021	W.A. Rate	3/31/2021	W.A. Rate
2014-1 Trust	$161,076	$19,973	7.86%	$21,690	7.92%
2015-1 Trust	285,457	24,852	7.63%	26,762	6.88%
2016-1 Trust	319,809	43,925	8.12%	50,940	8.06%
2016-2 Trust	166,853	34,440	7.08%	38,953	7.07%
2017-1 Trust	211,910	55,648	6.02%	65,728	5.69%
2017-2 Trust	245,601	101,179	3.33%	114,517	3.40%
2018-1 Trust	176,816	79,377	4.02%	88,754	4.12%
2018-2 Trust	307,988	175,943	4.48%	192,240	4.53%
2019-1 Trust	235,580	159,345	4.06%	173,216	4.11%
2019-2 Trust	207,020	141,446	3.51%	148,834	3.50%
2019-3 Trust	154,419	112,848	3.28%	122,072	3.29%
2020-1 Trust	248,700	199,267	2.86%	208,269	2.84%
2020-2 Trust	96,352	97,601	4.44%	106,343	4.54%
2020-MC1 Trust	179,371	84,454	4.43%	116,241	4.50%
2021-1 Trust	251,301	250,109	1.73%
	$3,057,994	$1,580,408		$1,474,560

Discussion of results:

  Securitization balances as of June 30, 2021, totaled $1.58 billion, an increase from $1.47 billion as of March 31, 2021, driven by the issuance of Velocity’s VCC 2021-1 securitization in May
  The VCC 2021-1 transaction totaled $264.52 million in UPB and priced at a weighted average fixed rate of 1.73%
  ‒ Broad investor demand tightened spreads for the entire capital stack and lowered our weighted average coupon by over one percent as compared to our pre-COVID VCC 2020-1 transaction

RESOLUTION ACTIVITIES
LONG-TERM LOANS

RESOLUTION ACTIVITY	SECOND QUARTER 2021		FIRST QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$21,925	$1,446	$15,961	$795
Paid current	14,949	219	10,774	62
REO sold	947	(2)	2,754	76
Total resolutions	$37,821	$1,663	$29,489	$933

Resolutions as a % of nonperforming UPB		104.4%		103.2%

SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	SECOND QUARTER 2021		FIRST QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$13,517	$682	$8,569	$343
Paid current	7,794	59	11,170	40
REO sold	164	(73)	-	-
Total resolutions	$21,475	$668	$19,739	$383

Resolutions as a % of nonperforming UPB		103.1%		101.9%

Grand total resolutions	$59,296	$2,331	$49,228	$1,316

Grand total resolutions as a % of nonperforming UPB		103.9%		102.7%

Discussion of results:

  Resolution of nonperforming loans and REO in the HFI portfolio totaled $59.30 million in UPB during 2Q21 and realized $2.33 million of gains, compared to $49.23 million in UPB and $1.32 million of gains, respectively, in 1Q21
  ‒ Total resolution gains as a % of UPB resolved were 103.93% in 2Q21, compared to 102.67% in 1Q21, driven by a 94% quarter-over-quarter increase in the collection of default interest and prepayment penalties collected on NPL resolutions
  Resolutions of long-term HFI loans in 2Q21 totaled $37.82 and realized $1.66 million of gains, compared to $29.49 million and $0.93 million, respectively, in 1Q21
  Resolutions of short-term HFI loans totaled $21.48 in 2Q21 and realized $0.67 million of gains, compared to $19.74 million and $0.38 million, respectively, in 1Q21

Webcast Information

Velocity’s executive management team will host a conference call and webcast to review its financial results at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on the same day.

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of Velocity Financials’ Investor Relations website at https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register and to download and install any needed software.

Management’s slide presentation will be available through the Events and Presentations section of the Company’s Investor Relations website after the market close on Thursday, August 5, 2021.

Conference Call Information

To participate by phone, please dial in 15 minutes prior to the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to be joined into the Velocity Financial, Inc. earnings call.

A replay of the call will be available through midnight on August 30, 2021, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #10157578. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 16 years.

(1) Core Income and Core EPS are non-GAAP financial measures the Company presents to help investors better understand unique items that impact earnings. For a reconciliation of GAAP Net Income to Core Income, please refer to the sections of this press release titled “Non-GAAP Financial Measures” and “Adjusted Financial Metric Reconciliation to GAAP Net Income.”

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Core Income, which is a non-GAAP financial measure. For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitization and (6) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc.
Consolidated Statements of Financial Condition

	Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
	Unaudited	Unaudited	Audited	Unaudited	Unaudited
(In thousands)
Assets
Cash and cash equivalents	$27,741	$20,434	$13,273	$19,210	$9,803
Restricted cash	7,921	6,808	7,020	7,821	6,735
Loans held for sale, net	7,916	0	13,106	0	212,344
Loans held for investment, at fair value	1,370	1,364	1,539	3,327	2,956
Loans held for investment	2,057,046	1,983,435	1,924,489	1,977,236	1,836,065
Net deferred loan costs	26,707	25,070	23,600	23,850	25,754
Total loans, net	2,093,039	2,009,869	1,962,734	2,004,413	2,077,119
Accrued interest receivables	11,094	11,169	11,373	13,134	17,793
Receivables due from servicers	73,517	77,731	71,044	44,466	36,028
Other receivables	10,169	3,879	4,085	402	4,609
Real estate owned, net	20,046	14,487	15,767	14,653	15,648
Property and equipment, net	3,625	3,891	4,145	4,446	4,718
Deferred tax asset	13,196	9,246	6,654	1,832	5,556
Other assets	7,257	7,325	6,779	16,489	9,042
Total Assets	$2,267,605	$2,164,839	$2,102,874	$2,126,866	$2,187,051

Liabilities and members' equity
Accounts payable and accrued expenses	$70,049	$65,003	$63,361	$61,859	$55,938
Secured financing, net	164,053	129,666	74,982	74,776	74,571
Securitizations, net	1,558,163	1,453,386	1,579,019	1,670,930	1,599,719
Warehouse & repurchase facilities	151,872	203,314	75,923	19,541	160,796
Total Liabilities	1,944,137	1,851,369	1,793,285	1,827,106	1,891,024

Mezzanine Equity
Series A Convertible preferred stock	90,000	90,000	90,000	90,000	90,000
Stockholders' Equity
Stockholders' equity	233,468	223,470	219,589	209,760	206,027
Total Liabilities and members' equity	$2,267,605	$2,164,839	$2,102,874	$2,126,866	$2,187,051

Book value per share	$11.62	$11.12	$10.93	$10.44	$10.26

Shares outstanding	20,087	20,087	20,087	20,087	20,087

Velocity Financial, Inc.
Consolidated Statements of Income (Quarterly)

	Quarter Ended
($ in thousands)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
	Unaudited	Unaudited	Audited	Unaudited	Unaudited
Revenues
Interest income	$44,978	$40,707	$41,556	$41,374	$39,755
Interest expense - portfolio related	20,566	20,832	21,442	22,347	21,189
Net interest income - portfolio related	24,412	19,875	20,114	19,027	18,566
Interest expense - corporate debt	4,309	7,350	1,900	1,913	1,894
Net interest income	20,103	12,525	18,214	17,114	16,672
Provision for loan losses	(1,000)	105	406	1,573	1,800
Net interest income after provision for loan losses	21,103	12,420	17,808	15,541	14,872
Other operating income (expense)	2,432	2,801	4,691	1,349	(1,339)
Total net revenues	23,535	15,221	22,499	16,890	13,533

Operating expenses
Compensation and employee benefits	4,546	5,186	4,135	5,692	5,863
Rent and occupancy	430	463	424	415	448
Loan servicing	1,922	1,867	1,977	2,168	1,754
Professional fees	795	533	1,415	1,051	588
Real estate owned, net	1,039	509	217	898	408
Other operating expenses	1,918	2,059	2,578	1,641	1,847
Total operating expenses	10,650	10,617	10,746	11,865	10,908
Income before income taxes	12,885	4,604	11,753	5,025	2,625
Income tax expense	3,432	1,208	2,177	1,544	484
Net income	$9,453	$3,396	$9,576	$3,481	$2,141
Less: Deemed dividends on preferred stock	-	-	-	-	$48,955
Less: Undistributed earnings allocated to participating securities	3,571	$1,281	n.a.	n.a.	n.a.
Net income (loss) allocated to common shareholders	$5,882	$2,115	$9,576	$3,481	$(46,814)

Basic earnings (loss) per share	$0.29	$0.11	$0.48	$0.17	$(2.33)

Diluted earnings (loss) per common share	$0.28	$0.10	$0.29	$0.11	$(2.33)

Basic weighted average common shares outstanding	20,087	20,087	20,087	20,087	20,087

Diluted weighted average common shares outstanding	33,960	33,407	32,793	32,435	20,087

Velocity Financial, Inc.
Net Interest Margin ‒ Portfolio Related and Total Company
(Unaudited)

	Quarter Ended June 30, 2021			Quarter Ended March 31, 2021				Quarter Ended June 30, 2020
		Interest	Average		Interest	Average			Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /		Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)		Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$11,524			$8,904				$220,047
Loans held for investment	2,010,962			1,927,760				1,875,260
Total loans	$2,022,486	$44,978	8.90%	$1,936,664	$40,707	8.41%	(4)	$2,095,307	$39,755	7.59%

Debt:
Warehouse and repurchase facilities	$166,981	2,361	5.66%	$113,528	1,705	6.01%		$242,676	2,632	4.34%
Securitizations	1,543,295	18,205	4.72%	1,548,642	19,127	4.94%		1,589,191	18,557	4.67%
Total debt - portfolio related	1,710,276	20,566	4.81%	1,662,170	20,832	5.01%		1,831,867	21,189	4.63%
Corporate debt	166,335	4,309	10.36%	108,365	7,350	27.13%	(5)	78,000	1,894	9.71%
Total debt	$1,876,611	$24,875	5.30%	$1,770,535	$28,182	6.37%		$1,909,867	$23,083	4.83%

Net interest spread - portfolio related (2)			4.08%			3.39%				2.96%
Net interest margin - portfolio related			4.83%			4.10%				3.54%

Net interest spread - total company (3)			3.59%			2.04%	(5)			2.75%
Net interest margin - total company			3.98%			2.59%	(5)			3.18%
(1)	Annualized.
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.
(4)	The debt issuance cost amortization was higher for the three months ended March 31, 2021, as a result of a lower average outstanding borrowing balance from a new financing facility.
(5)

Excluding the one-time debt issuance cost write-off of $2.9 million and prepayment penalties of $1.6 million associated with the $78.0 million payoff of our corporate debt in February 2021, the corporate debt average rate would have been 10.49%; net interest spread — total company would have been 3.06%; and net interest margin — total company would have been 3.52% for the three months ended March 31, 2021.

Velocity Financial, Inc.
Adjusted Financial Metric Reconciliation to GAAP Net Income
(Unaudited)

Core Income
	Quarter Ended
($ in thousands)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Net Income	$9,453	$3,396	$9,576	$3,481	$2,141
Recovery of Loan Loss Provision	$(1,000)
Nonrecurring debt amortization		3,326	-	-	-
COVID-19 Impact		-	-	-	1,267
Workforce reduction costs		-	-	432	-
Core Income	$8,453	$6,722	$9,576	$3,913	$3,408

Core diluted earnings per share	$0.25	$0.20	$0.29	$0.12	$0.17

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708